As filed with the Securities and Exchange Commission on October 16, 2001
                                                 Registration No. 333-89345
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICAN TOWER CORPORATION
               (Exact Name of Issuer as Specified in Its Charter)

                                    DELAWARE
                        (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   65-0723837
                                (I.R.S. Employer
                             Identification Number)

                             116 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS  02116
                                 (617) 375-7500
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                STEVEN B. DODGE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           AMERICAN TOWER CORPORATION
                             116 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS  02116
                                 (617) 375-7500
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent for Service)
                          ___________________________
                                   Copies to:
                           MATTHEW J. GARDELLA, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS  02109
                           TELEPHONE:  (617) 526-6000
                           Telecopy:  (617) 526-5000

================================================================================

                               EXPLANATORY NOTE

     On November 2, 1999, the Securities and Exchange Commission declared the effectiveness of the Registration Statement on Form S-3 (Registration No. 333-89345) (the "Registration Statement") of American Tower Corporation ("American") with respect to the resale of American's 6.25% Convertible Notes due 2009 (the "6.25% Notes"), 2.25% Convertible Notes due 2009 (the "2.25% Notes", and together with the 6.25% Notes, the "Notes") and the shares of American's Class A Common Stock, $0.01 par value per share, issuable upon the conversion of the Notes (the "Shares"). The Registration Statement was filed by American for the benefit of holders of the Notes (the "Noteholders") who were granted registration rights pursuant to a Registration Rights Agreement dated October 4, 1999 (the "Agreement").

     The Agreement requires American to maintain the effectiveness of the Registration Statement until such time as all Notes held by persons who are not affiliates of American are eligible for resale under Rule 144(k) of the Securities Act of 1933, as amended. That date occurred on October 4, 2001. In accordance with the terms of the Agreement, and in accordance with American's undertaking under Regulation S-K Item 512(a)(3), American is filing this Post-Effective Amendment No. 1 to remove from registration all Notes not sold by Noteholders pursuant to the Registration Statement. American hereby requests the deregistration of an aggregate of $29,729,000 principal amount of the 6.25% Notes, an aggregate of $3,735,000 principal amount of 2.25% Notes and the Shares issuable upon the conversion of the Notes, and requests that upon the effectiveness of this Post-Effective Amendment No. 1, that such Notes and Shares be removed from registration.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 16th day of October, 2001.

                              AMERICAN TOWER CORPORATION


                              By:  /s/ Steven B. Dodge*
                                   --------------------
                                    Steven B. Dodge
                                    Chairman and
                                    Chief Executive Officer

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                       Date
---------                              -----                       ----

/s/ Steven B. Dodge*            Chairman                        October 16, 2001
------------------------------  and Chief Executive Officer
Steven B. Dodge                 (Principal Executive Officer)


/s/ Joseph L. Winn*             Chief Financial Officer         October 16, 2001
------------------------------  and Treasurer
Joseph L. Winn                  (Principal Financial Officer)


/s/ Justin D. Benincasa         Senior Vice President           October 16, 2001
------------------------------  and Corporate Controller
Justin D. Benincasa             (Principal Accounting Officer)


/s/  Alan L. Box*               Director                        October 16, 2001
------------------------------
Alan L. Box

/s/  Arnold L. Chavkin*         Director                        October 16, 2001
------------------------------
Arnold L. Chavkin

                                Director                        October 16, 2001
------------------------------
David W. Garrison

/s/  J. Michael Gearon, Jr.*    Executive Vice President and    October 16, 2001
------------------------------
J. Michael Gearon, Jr.          Director

/s/  Fred Lummis*               Director                        October 16, 2001
------------------------------
J. Fred Lummis

/s/  Thomas H. Stoner*          Director                        October 16, 2001
------------------------------
Thomas H. Stoner

/s/  Maggie Wilderotter*        Director                        October 16, 2001
------------------------------
Maggie Wilderotter


* By: /s/ Justin D. Benincasa
      -----------------------
      Justin D. Benincasa
     *  As Attorney-in-Fact